Exhibit 4.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                UGC EUROPE, INC.

                     Pursuant to Sections 242 and 245 of the
                        Delaware General Corporation Law

     UGC Europe, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), does hereby certify as follows:

     (1) The name of the Corporation is UGC Europe, Inc. The Corporation was originally incorporated under the name New UPC, Inc. The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on September 13, 2002.

     (2) This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the "Board of Directors") and by the stockholders of the Corporation in accordance with Sections 242 and 245 of the GCL.

     (3) This Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended or supplemented.

     (4) The text of the Certificate of Incorporation is restated in its entirety as follows:

     FIRST: The name of the Corporation is UGC Europe, Inc.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.
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     FOURTH: (a) Authorized Capital Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 300,000,000 shares of capital stock, consisting of (i) 250,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     (b) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, in such form and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to rights upon the dissolution of, or upon any distribution of the assets of, the Corporation, including in preference to the rights of any other classes or series of capital stock; (iv) entitled to, and the terms of, any sinking fund; or (v) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes or series of capital stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

     (c) Power to Sell and Purchase Shares. Subject to the requirements of law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of capital stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of law, the Corporation shall have the power to purchase any shares of any class of capital stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

     (d) Preemptive Rights. Holders of Common Stock will have preemptive rights for the first (euro)1,538.46 million (determined in good faith by the Corporation's Board of Directors as of the date of each issuance) of capital stock or

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securities convertible into, exchangeable for, or otherwise linked to any capital stock of the Corporation, issued by the Corporation after the Effective Date (other than shares of capital stock or other securities issued pursuant to the Equity Incentive Plan) for cash or in exchange for assets (or other consideration) acquired from a Related Party. Subject to any approvals required pursuant to Section 3.16 of the Bylaws of the Corporation, if the Corporation issues Common Stock in exchange for assets (or other consideration) acquired from a Related Party, holders of Common Stock will have the right to subscribe for additional shares of Common Stock on a pro rata basis for cash at the same fair market value as the assets (or other consideration) received for such shares of Common Stock. The rights set forth in this Article FOURTH (a) will not be separable from the Common Stock and (b) will expire on the fourth anniversary of the Effective Date. After the exercise or termination of the rights set forth in this Article FOURTH, holders of Common Stock shall have no rights to purchase or subscribe for securities of the Corporation.

     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

     (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

     (b) The directors shall have concurrent power with the stockholders to make, alter, amend, add to or repeal the Bylaws of the Corporation.

     (c) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation, except as provided for in paragraph (d) below. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     (d) For a period beginning on the Effective Date and ending on the third anniversary of the Effective Date, the Board of Directors shall consist of ten
(10) members and the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Class I and II shall each consist of four (4) members and Class III shall consist of two (2) members (the "Class III Directors"). The term of the initial Class I directors shall terminate on the date of the annual meeting following the first anniversary of the Effective Date; the term of the initial Class II directors shall terminate on the date of the annual meeting following the second anniversary of the Effective Date; and the term of the successors to the Class I and Class II directors and the term of the Class III directors in office on the Effective Date shall terminate on the date of the annual meeting following the third anniversary of the Effective Date.

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     (e) Except as provided for in paragraph (d) above, a director shall hold office until the next annual meeting and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

     (f) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy occurring on the Board of Directors, except as otherwise provided in the Bylaws, may be filled by a majority of the Board of Directors then in office, even if less than a quorum, by the affirmative vote of two directors if only two directors remain, by a sole remaining director or by a majority of the stockholders of the Corporation if no directors remain; provided, however, that for a period of three years following the Effective Date, nominations to fill vacancies in the Class III Directors shall be made by the remaining Class III Director, if any, and shall be approved by a majority of the Board of Directors. Any director elected to fill a vacancy shall have the same remaining term as that of his predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, except for the directors in office at the Effective Date, any director or the entire Board of Directors may be removed from office at any time, with or without cause, only by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms. Notwithstanding the foregoing, any director or the entire Board of Directors may be removed from office at any time with cause, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors.

     (g) The Bylaws shall contain a provision creating, on the Effective Date, a five (5) member committee of directors with the authority to approve transactions with Related Parties (the "Related Party Transaction Committee"), subject to the terms and provisions set forth in the Bylaws.

     (h) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the GCL, this Restated Certificate of Incorporation, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws

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hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the GCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     SEVENTH: The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article SEVENTH or otherwise.

     If a claim for indemnification or payment of expenses under this Article SEVENTH is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense

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of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     The rights conferred on any person by this Article SEVENTH shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of this Restated Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

     The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation, except that any action may be effected by written consent of stockholders having not less than the minimum number of votes that would be necessary to authorize such action at a meeting.

     NINTH: Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called by (i) the Chairman of the Board of Directors, if there be one, (ii) the President or Chief Executive Officer or
(iii) the Board of Directors, as the Bylaws of the Corporation may provide. The ability of stockholders to call a special meeting of stockholders is hereby specifically denied.

     TENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     ELEVENTH:

     (a) For purposes of this Article ELEVENTH, the following definitions shall apply:

          (1) "Affiliate" means, with respect to a given person, any other person that, directly or indirectly, controls, is controlled by, or is under common control with, such person; provided, however, that for purposes of this definition none of (x) the New UPC Entities and their Affiliates, on the one hand, or (y) the

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     UGC Entities and their Affiliates, on the other hand, shall be deemed to be
     "Affiliates" of one another. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, forty percent (40%) or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

          (2) "corporate opportunity" shall include, but not be limited to, business opportunities which the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation's business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of any of the UGC Entities or their Affiliates or their officers or directors will be brought into conflict with that of any of the New UPC Entities or their Affiliates.

          (3) "Governmental Entity" shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority, commission or agency or any non-governmental, self-regulatory authority, commission or agency.

          (4) "Judgment" shall mean any order, writ, injunction, award, judgment, ruling or decree of any Governmental Entity.

          (5) "Law" shall mean any statute, law, code, ordinance, rule or regulation of any Governmental Entity.

          (6) "Lien" shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, "tag"- or "drag"- along right, encumbrance, security interest or other similar restriction of any kind or nature whatsoever.

          (7) "New UPC Entities" means the Corporation and its Subsidiaries, and "New UPC Entity" shall mean any of the New UPC Entities.

          (8) "Restriction" with respect to any capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant,

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     preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit or Judgment that, conditionally or unconditionally, (i) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (x) any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; (y) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security; or (z) any interest in such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security or any such proceeds or distributions; or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

          (9) "Subsidiary" with respect to any person means: (i) a corporation, a majority in voting power of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly owned by such person, by a Subsidiary of such person, or by such person and one or more Subsidiaries of such person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar Restriction; (ii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the date of determination, (x) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (y) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company; or (iii) any other person (other than a corporation) in which such person, a Subsidiary of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (x) the power to elect or direct the election of a majority of the members of the governing body of such person (whether or not

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     such power is subject to a voting agreement or similar restriction) or (y)
     in the absence of such a governing body, a majority ownership interest.

          (10) "UGC" means UnitedGlobalCom, Inc., a corporation organized under the laws of the State of Delaware.

          (11) "UGC Entities" means UGC and Subsidiaries of UGC (other than Subsidiaries that constitute New UPC Entities), and "UGC Entity" shall mean any of the UGC Entities.

     (b) In anticipation and in recognition that:

          (1) UGC and the UGC Entities will be substantial stockholders of the Corporation;

          (2) directors, officers and/or employees of the UGC Entities and their Affiliates may serve as directors, officers and/or employees of the New UPC Entities and their Affiliates;

          (3) the New UPC Entities and their Affiliates, on the one hand, and the UGC Entities and their Affiliates, on the other hand, may engage in the same, similar or related lines of business and may have an interest in the same, similar or related areas of corporate opportunities;

          (4) the New UPC Entities and their Affiliates, on the one hand, and the UGC Entities and their Affiliates, on the other hand, may enter into, engage in, perform and consummate contracts, agreements, arrangements, transactions and other business relations; and

          (5) the New UPC Entities and their Affiliates will derive benefits therefrom and through their continued contractual, corporate and business relations with the UGC Entities and their Affiliates, the provisions of this Article ELEVENTH are set forth to regulate, define and guide, to the fullest extent permitted by law, the conduct of certain affairs of the New UPC Entities and their Affiliates as they may involve the UGC Entities and their Affiliates and their officers and directors, and the powers, rights, duties and liabilities of the New UPC Entities and their Affiliates and their officers, directors and stockholders in connection therewith.

     (c) Except as the UGC Entities or their Affiliates, on the one hand, and the New UPC Entities or their Affiliates, on the other hand, may otherwise agree in

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writing, the UGC Entities and their Affiliates shall have the right to, and shall have no duty not to, (i) engage or invest, directly or indirectly, in the same, similar or related business activities or lines of business as the New UPC Entities or their Affiliates, (ii) do business with any client, customer or vendor of any of the New UPC Entities or their Affiliates, or (iii) employ or otherwise engage any officer, director or employee of the New UPC Entities or their Affiliates, and, to the fullest extent permitted by law, neither the UGC Entities or their Affiliates nor any officer, director or employee thereof (subject to paragraph (e) of this Article ELEVENTH) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal economic gain by reason of any such activities of any of the UGC Entities or their Affiliates or such person's participation therein.

     (d) Except as the UGC Entities or their Affiliates, on the one hand, and the New UPC Entities or their Affiliates, on the other hand, may otherwise agree in writing, if any of the UGC Entities or their Affiliates, or any officer, director or employee thereof (subject to the provisions of paragraph (e) of this Article ELEVENTH), acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the UGC Entities or any of their Affiliates, on the one hand, and any of the New UPC Entities or any of their Affiliates, on the other hand, none of the New UPC Entities or their Affiliates or any stockholder thereof shall have an interest in, or expectation that, such corporate opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due the Corporation with respect to such corporate opportunity, is hereby renounced by the Corporation in accordance with Section 122(17) of the GCL. Accordingly, subject to paragraph (e) of this Article ELEVENTH and except as the UGC Entities or their Affiliates may otherwise agree in writing, (i) none of the UGC Entities or their Affiliates or any officer, director or employee thereof will be under any obligation to present, communicate or offer any such corporate opportunity to the New UPC Entities or their Affiliates, and (ii) any of the UGC Entities and their Affiliates shall have the right to hold any such corporate opportunity for its own account, or to direct, recommend, sell, assign or otherwise transfer such corporate opportunity to any person or persons other than the New UPC Entities and their Affiliates, and, to the fullest extent permitted by law, none of the UGC Entities or their Affiliates or any officer, director or employee thereof (subject to paragraph (e) of this Article ELEVENTH) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal economic gain by reason of the fact that any of the UGC Entities or their Affiliates pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the UGC Entities or their Affiliates or any of their officers,

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directors or employees does not present, offer or communicate information regarding the corporate opportunity to the New UPC Entities or their Affiliates.

     (e) Except as the UGC Entities or their Affiliates, on the one hand, and the New UPC Entities or their Affiliates, on the other hand, may otherwise agree in writing, in the event that a director, officer or employee of any of the New UPC Entities or their Affiliates who is also a director, officer or employee of any of the UGC Entities or their Affiliates acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the UGC Entities or any of their Affiliates, on the one hand, and any of the New UPC Entities or any of their Affiliates, on the other hand, such director, officer or employee, to the fullest extent permitted by law, (i) shall be deemed to have fully satisfied and fulfilled such person's fiduciary duty to the Corporation and its stockholders with respect to such corporate opportunity; (ii) shall not be liable to the Corporation and its stockholders for breach of any fiduciary duty by reason of the fact that any of the UGC Entities or their Affiliates pursues or acquires the corporate opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the corporate opportunity to another person, or any of the UGC Entities or their Affiliates or such director, officer or employee does not present, offer or communicate information regarding the corporate opportunity to the New UPC Entities or their Affiliates; (iii) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in, and not opposed to, the best interests of the Corporation and its stockholders for the purposes of Article SIXTH and the other provisions of this Restated Certificate of Incorporation; and (iv) shall not be deemed to have breached such person's duty of loyalty to the Corporation or its stockholders or to have derived an improper personal benefit therefrom for purposes of Article SIXTH and the other provisions of this Restated Certificate of Incorporation as a result thereof, if such director, officer or employee acts in good faith in a manner consistent with the following:

          (i) A corporate opportunity offered to any person who is a director or officer of any of the New UPC Entities or their Affiliates, and who is also a director or officer of any of the UGC Entities or their Affiliates, shall belong to the applicable New UPC Entity or Affiliate thereof only if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of such New UPC Entity or Affiliate thereof; and

          (ii) Otherwise, such corporate opportunity shall belong to the applicable UGC Entity or Affiliate thereof.

     (f) The New UPC Entities and their Affiliates may from time to time enter into and perform one or more agreements (or modifications or supplements to pre-existing agreements) with the UGC Entities and their Affiliates pursuant to which the

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New UPC Entities and their Affiliates, on the one hand, and the UGC Entities and their Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate corporate opportunities between or to refer corporate opportunities to each other. Subject to paragraph (e) of this Article ELEVENTH, except as otherwise required by law, and except as the UGC Entities or their Affiliates, on the one hand, and the New UPC Entities or their Affiliates, on the other hand, may otherwise agree in writing, no such agreement, or the performance thereof by the New UPC Entities and their Affiliates, or the UGC Entities or their Affiliates, shall be considered contrary to any fiduciary duty to the Corporation of any director or officer of the Corporation who is also a director, officer or employee of any of the UGC Entities or their Affiliates, or to any stockholder thereof. Subject to paragraph (e) of this Article ELEVENTH, to the fullest extent permitted by law, and except as the UGC Entities or their Affiliates, on the one hand, and the New UPC Entities or their Affiliates, on the other hand, may otherwise agree in writing, none of the UGC Entities or their Affiliates shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to above and no director, officer or employee of the Corporation who is also a director, officer or employee of any of the UGC Entities or their Affiliates shall have or be under any fiduciary duty to the Corporation to refrain from acting on behalf of the Corporation or of any of the UGC Entities or their Affiliates in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

     (g) Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of, and consented to, the provisions of this Article ELEVENTH.

     (h) For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Article ELEVENTH amends or modifies, or will amend or modify, in any respect any written contractual arrangement between the UGC Entities or any of their Affiliates, on the one hand and the New UPC Entities or any of their Affiliates on the other hand.

     (i) Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, except as the UGC Entities or their Affiliates, on the one hand, and the New UPC Entities or their Affiliates, on the other hand, may otherwise agree in writing, the provisions of this Article ELEVENTH shall have no further force and effect on the date that (i) the UGC Entities and their Affiliates cease to beneficially own (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) shares of Common Stock representing in the aggregate tweny percent (20%) of the voting power of the outstanding shares of Common Stock and (ii) no person who is a director or officer of the Corporation or any of its Affiliates other than the UGC Entities is also a director or officer of any of the UGC Entities or their Affiliates. In addition to any vote of the stockholders required by this Certificate of Incorporation, until the expiration of this Article ELEVENTH referred to in the immediately preceding sentence, the affirmative vote of eighty percent (80%) of the voting power of the shares of outstanding Common Stock, which must include the shares held by the UGC Entities, shall be required to alter, amend or repeal (including, without limitation, by merger or otherwise) in a manner adverse to the interests of any of the UGC Entities or their Affiliates, or adopt any provision adverse to the interests of any of the UGC Entities or their Affiliates and inconsistent with, any provision of this Article ELEVENTH. The provisions of this Article ELEVENTH shall in no way limit or eliminate a director's, officer's, employee's or stockholder's (if any) duties, responsibilities and obligations with respect to any proprietary information of the New UPC Entities and their Affiliates, including any duty not to disclose or use such proprietary information improperly or to obtain therefrom an improper personal benefit.

     (j) This Article ELEVENTH shall apply as set forth above except as otherwise provided by law. It is the intention of this Article ELEVENTH to take full advantage of statutory amendments, the effect of which may be to specifically authorize or approve provisions such as this Article. No alteration, amendment, termination, expiration or repeal of this Article ELEVENTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee or stockholder of the New UPC Entities or their Affiliates for or with respect to any investments, activities or opportunities of which such director, officer, employee or stockholder becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

     TWELFTH:

     (a) For purposes of Article FOURTH, paragraph (d), Article FIFTH, paragraphs (d), (f) and (g) and Article FIFTEENTH, the following definitions shall apply:

          (1) "Bankruptcy Court" shall mean the Bankruptcy Court for the Southern District of New York.

          (2) "Effective Date" shall mean the date upon which all conditions precedent to the consummation of the Plan of Reorganization have either been satisfied or, to the extent permitted in the Plan of Reorganization, duly

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

     waived and on which such day the Plan of Reorganization become effective and final.

          (3) "Equity Incentive Plan" shall mean the equity incentive plan of the Corporation, as in effect as of the Effective Date, as such plan may be amended, restated, amended and restated, modified, supplemented or replaced from time to time.

          (4) "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a limited liability partnership, a trust, an incorporated organization and a government or any department or agency thereof.

          (5) "Plan of Reorganization" shall mean the plan of reorganization entered into on December 3, 2002, under Chapter 11 of the United States Bankruptcy Code (Title 11, U.S. Code) for United Pan-Europe Communications N.V. and the Corporation (f/k/a New UPC, Inc.) (including all exhibits and schedules annexed thereto), as it may be altered, amended or modified from time to time as filed in the Bankruptcy Court.

          (6) "Related Party" shall, with respect to any Person (the "First Person"), mean (1) any other Person (the "Second Person") having beneficial ownership of forty percent (40%) or more of the Voting Securities of such First Person and (2) any other Person, forty percent (40%) or more of whose Voting Securities are owned, controlled or held with power to vote, directly or indirectly, by that Second Person.

          (7) "Voting Securities" shall mean, with respect to any Person, any equity interest of such Person having general voting power under ordinary circumstances to participate in the election of a majority of the governing body of such Person (irrespective of whether at the time any other class of equity interest of such Person shall have or might have voting power by reason of the happening of any contingency).

     THIRTEENTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation. The affirmative vote of a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws of the Corporation. The Corporation's Bylaws also may be adopted, amended, altered or repealed, by the affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the voting power of the shares entitled to vote at an election of directors; provided, however, that for a period beginning on the Effective Date and ending on the third anniversary of the Effective Date, Section 3.16 of the Bylaws as in effect on the date hereof, shall not be amended, altered or repealed unless, prior to such amendment, alteration or repeal (each a "Modification"), such Modification is previously approved by four (4) of the five (5) members of the Related Party Transaction Committee.

     FOURTEENTH: The Corporation hereby elects not to be governed by Section 203 of the GCL.

     FIFTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the Bylaws of the Corporation or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of a majority of the outstanding shares of the Common Stock shall be required to amend, alter, change or repeal this Restated Certificate of Incorporation; provided, however, that for a period beginning on the Effective Date and ending on the third anniversary of the Effective Date, Article FIFTH, paragraphs (d) and (g) shall not be amended, altered or repealed, nor shall any provision as part of this Restated Certificate of Incorporation which is inconsistent of such Article FIFTH, paragraphs (d) and (g) be adopted, unless, prior to such amendment, alteration, repeal or adoption, such amendment, alteration, repeal or adoption is previously approved by four (4) of the five
(5) members of the Related Party Transaction Committee.

                            [signature page follows]

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be executed on its behalf this 29th day of August, 2003.

                                        UGC Europe, Inc.

                                        By: /s/ Ellen P. Spangler
                                           -------------------------------------
                                           Name:  Ellen P. Spangler
                                           Title: Senior Vice President, General
                                                  Counsel and Secretary